Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER INC. REPORTS FISCAL 2019 THIRD-QUARTER RESULTS

CHARLOTTE, N.C., May 7, 2019 – Premier Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2019 third quarter ended March 31, 2019.

The company adopted new revenue recognition standard ASC 606 on July 1, 2018, in conjunction with the beginning of fiscal 2019, using the modified retrospective approach and did not restate prior periods.Therefore, fiscal 2019 results of operations under the new revenue standard ASC 606 are compared with fiscal 2018 results under the previous revenue standard ASC 605 in the body of this press release, and the comparisons are not necessarily meaningful. However, solely for informational purposes, current period results under the previous standard are included in the tables at the back of this press release.

Q3 2019 Highlights:

•

GAAP net revenue was $422.9 million, compared with $425.3 million a year ago; Supply Chain Services segment revenue was $330.2 million, compared with $330.7 million a year ago; and Performance Services segment revenue was $92.6 million, compared with $94.6 million a year ago.

•	GAAP net income was $73.8 million, compared with $76.5 million a year ago, and diluted net income was $0.48 per share, compared with a loss of $1.93 per share a year ago.

•	Non-GAAP adjusted EBITDA* was $137.6 million, compared with $142.2 million a year ago.

•	Non-GAAP adjusted fully distributed net income* was $84.7 million, or $0.66 per diluted share, compared with $90.6 million, or $0.67 per diluted share a year ago.

•

Nine-month results demonstrate financial performance remains on track with existing guidance ranges for the full fiscal year, with net administrative fees up 4% from a year ago, supply chain services and performance services revenue up 1% and 3%, respectively, non-GAAP adjusted EBITDA up 6% and non-GAAP adjusted fully distributed earnings per share up 22%.

•

For full fiscal-year, Supply Chain Services revenue projected to perform near midpoint of existing range, Performance Services segment revenue near higher end of the range, non-GAAP adjusted EBITDA near lower end of the range, and non-GAAP adjusted fully distributed earnings per share near midpoint of the range.

•	Outlook raised for full fiscal-year non-GAAP free cash flow, which is now expected to exceed 55% of non-GAAP adjusted EBITDA for the full fiscal year.

•

On April 26, 2019, Premier’s board of directors authorized an additional $300.0 million for the potential repurchase of Class A stock, following the completion of the previous $250.0 million repurchase program during the fiscal third quarter.

*	Descriptions of non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

Premier, Inc. FY’19 Q3 Results

“Our fiscal third-quarter results reflect the timing-related impact of revenue recognition under the new ASC 606 revenue standard, continuing headwinds in our products business, and, to a lesser extent, incremental investments in future growth opportunities that we believe will enhance our core capabilities across the supply chain, enterprise analytics and performance improvement businesses,” said Susan DeVore, chief executive officer. “While our results are consistent with our expectation that the second half of our fiscal year would be less profitable than the first half, we remain on track to deliver full fiscal-year 2019 results within our previously disclosed guidance ranges.

“We are actively managing Premier’s portfolio, as underscored by our decision to exit the specialty pharmacy business, and focusing on our core capabilities to deliver best-in-class solutions for our member health systems and sustainable, long-term value creation for stockholders,” DeVore continued. “The company’s flexible balance sheet and strong cash flow provide a solid foundation and support our balanced approach to pursuing both organic and external growth opportunities while returning capital to stockholders. The board’s decision to authorize a new $300.0 million stock repurchase program underscores its continued confidence in our strategy.”

Results of Operations for the Third Quarter of Fiscal 2019

Consolidated Third-Quarter and Full Year Financial Highlights

	Three Months Ended March 31,			Nine Months Ended March 31,
	2019	2018		2019	2018
(in thousands, except per share data)	New revenue standard	Previous revenue standard	% Change	New revenue standard	Previous revenue standard	% Change
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$164,534	$161,612	2%	$492,229	$471,946	4%
Other services and support	3,310	2,899	14%	9,442	8,470	11%

Services	167,844	164,511	2%	501,671	480,416	4%
Products	162,404	166,234	(2)%	471,393	480,997	(2)%

Total Supply Chain Services (a)	330,248	330,745	—%	973,064	961,413	1%
Performance Services (a)	92,627	94,593	(2)%	273,214	265,887	3%

Total (a)	$422,875	$425,338	(1)%	$1,246,278	$1,227,300	2%

Net income	$73,802	$76,549	(4)%	$260,586	$156,934	66%
Net income (loss) attributable to stockholders	$265,808	$(103,537)	(357)%	$278,364	$514,093	(46)%
Adjusted net income (loss) (b)	$62,040	$(103,537)	-160%	$222,083	$108,983	104%
Weighted average shares outstanding:
Basic	62,020	53,529	16%	58,346	53,885	8%
Diluted	129,072	53,529	141%	132,249	138,254	(4)%
Earnings (loss) per share attributable to stockholders:
Basic	$4.29	($1.93)	(322)%	$4.77	$9.54	(50)%
Diluted (b)	$0.48	($1.93)	-125%	$1.68	$0.79	113%

NON-GAAP FINANCIAL MEASURES:
Adjusted EBITDA (a) (c):
Supply Chain Services	$133,667	$135,265	(1)%	$403,149	$392,930	3%
Performance Services	33,235	36,715	(9)%	100,910	85,865	18%

Total segment adjusted EBITDA	166,902	171,980	(3)%	504,059	478,795	5%
Corporate	(29,324)	(29,741)	(1)%	(85,862)	(83,844)	2%

Total (a)	$137,578	$142,239	(3)%	$418,197	$394,951	6%

Adjusted fully distributed net income (c)	$84,734	$90,590	(6)%	$260,026	$222,284	17%

Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.66	$0.67	(1)%	$1.97	$1.61	22%

(a)	Bolded measures correspond to company guidance.
(b)

Earnings per share attributable to stockholders excludes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be dilutive. Likewise, earnings per share attributable to stockholders includes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be antidilutive. The company has corrected prior period information within the current period financial statements related to a specific component used in calculating the tax effect on Premier Inc. net income for purposes of diluted earnings (loss) per share. Diluted earnings (loss) per share for the nine months ended March 31, 2018 was previously stated at ($0.84) per share and has been corrected to $0.79 per share. The company believes the correction is immaterial and the amount had no impact on the company’s overall financial condition, results of operations or cash flows.

(c)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

Premier, Inc. FY’19 Q3 Results

For the fiscal third-quarter ended March 31, 2019, Premier generated GAAP net revenue of $422.9 million, compared to net revenue of $425.3 million for the same period a year ago.

GAAP net income for the fiscal third quarter was $73.8 million, compared with $76.5 million a year ago. In accordance with GAAP, fiscal 2019 and 2018 third-quarter net income attributable to stockholders included non-cash adjustments of $235.4 million and $(127.0) million, respectively, to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result primarily from changes in the number of Class B common units outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported net income attributable to stockholders of $265.8 million, compared with a net loss of $103.5 million for the same period a year ago. Third-quarter net income of $0.48 per diluted share compared with a net loss of $1.93 per share for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

Fiscal third-quarter non-GAAP adjusted EBITDA of $137.6 million compared to $142.2 million for the same period the prior year.

Non-GAAP adjusted fully distributed net income for the fiscal third quarter of $84.7 million compared to $90.6 million for the same period a year ago. Non-GAAP adjusted fully distributed earnings per share totaled $0.66, compared with $0.67 for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchanged their Class B common units and associated Class B common shares for Class A common shares.

Segment Results

Supply Chain Services

For the fiscal third quarter ended March 31, 2019, Supply Chain Services segment net revenue was $330.2 million, compared with $330.7 million a year ago. Net administrative fees revenue of $164.5 million increased 2% from the prior year, primarily driven by further contract penetration of existing members. Net administrative fees in the fiscal 2019 third quarter under the previous revenue recognition standard of $165.4 million similarly increased 2% over a year ago.

Products revenue was $162.4 million, compared with $166.2 million a year ago. Growth in oncology-related drug revenue was offset primarily by the impact of gross-to-net revenue recognition changes associated with the adoption of ASC 606, which negatively impacted revenue by $11.2 million, and to a lesser extent by reimbursement compression in the specialty pharmacy business.

Supply Chain Services segment non-GAAP adjusted EBITDA for the fiscal 2019 third quarter was $133.7 million, compared with $135.3 million for the same period a year ago. Growth in net administrative fees revenue was offset by reimbursement compression in the specialty pharmacy business and by increases in certain product-related costs in the direct sourcing business.

Performance Services

For the fiscal third quarter ended March 31, 2019, Performance Services segment net revenue was $92.6 million, compared with $94.6 million for the same quarter last year. Growth in consulting and clinical decision support technology revenue was offset by lower-than-expected performance of the ambulatory regulatory reporting business and softer applied sciences revenue, which is subject to periodic variability based on timing of engagements.

Premier, Inc. FY’19 Q3 Results

Performance Services segment non-GAAP adjusted EBITDA was $33.2 million for the fiscal 2019 third quarter, compared with $36.7 million for the same quarter last year. The decrease was primarily the result of lower revenue and incremental investments in long-term growth opportunities partially offset by reduced expenses related to decreased headcount compared to the prior year.

Results of Operations for the Nine Months Ended March 31, 2019

For the nine months ended March 31, 2019, GAAP net revenue was $1.25 billion, compared with $1.23 billion for the same period a year ago. GAAP net income totaled $260.6 million, compared with $156.9 million for the same period a year ago. Fiscal 2019 and 2018 nine-month GAAP net income attributable to stockholders required non-cash adjustments of $178.9 million and $511.3 million, respectively, to reflect changes in redemption value of the limited partners Class B common unit ownership at the end of each period. These non-cash adjustments result primarily from changes in the number of Class B common units outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported net income attributable to stockholders of $278.4 million, compared with $514.1 million a year ago. On a diluted per-share basis, net income totaled $1.68, compared with $0.79 per share for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

For the nine months ended March 31, 2019, non-GAAP adjusted EBITDA was $418.2 million, compared with $395.0 million for the same period last year. Non-GAAP adjusted fully distributed net income was $260.0 million, compared with $222.3 million for the same period a year ago, while non-GAAP adjusted fully distributed earnings per share was $1.97, compared with $1.61.

Supply Chain Services segment net revenue was $973.1 million for the first nine months of fiscal 2019, compared with $961.4 million a year earlier. Supply Chain Services segment adjusted EBITDA was $403.1 million, compared with $392.9 million for the prior year.

Performance Services segment net revenue was $273.2 million for the first nine months of fiscal 2019, compared with $265.9 million a year earlier. Segment adjusted EBITDA was $100.9 million, compared with $85.9 million.

Cash Flows and Liquidity

Net cash provided by operating activities was $368.1 million for the nine-month period ended March 31, 2019, compared with $369.7 million for the same period last year. Increases in net administrative fees were offset by increased product costs and reimbursement compression in the specialty pharmacy business. At March 31, 2019, the company’s cash and cash equivalents totaled $137.5 million, compared with $152.4 million at June 30, 2018. At March 31, 2018, the company had an outstanding balance of $150.0 million on its five-year, $1.0 billion revolving credit facility, $50.0 million of which was repaid in April 2019.

Non-GAAP free cash flow for the nine-month period ended March 31, 2019 was $235.3 million, compared with $238.4 million for the same period a year ago and was impacted by the $18.0 million Tax Receivable Agreement (TRA) payment made to member owners, offset by a decrease in distributions to limited partners. Timing of the TRA payment shifted to July in the current year from June in previous years due to a change in the company’s federal tax filing deadline. Free cash flow equaled 56% of non-GAAP adjusted EBITDA for the nine-month period and the company expects free cash flow to exceed 55% of non-GAAP adjusted EBITDA for the full fiscal year. The company defines free cash flow as cash provided by operating activities less quarterly tax distributions and annual TRA payments to limited partners and purchases of property and equipment (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

Premier, Inc. FY’19 Q3 Results

The company completed its previously announced $250.0 million Class A stock repurchase program in March 2019. Under the program, the company repurchased approximately 6.7 million shares of Class A common stock, which had the impact of adding approximately $0.03 to diluted per-share results for the nine-month period ending March 31, 2019. On April 26, 2019, Premier’s board of directors authorized an additional $300.0 million for potential future repurchases of Class A common stock. Premier expects to execute the necessary agreements and documentation related to the repurchase program during the next open trading window under the company’s insider trading policy, scheduled to begin May 9th. There can be no assurance when or whether the repurchase program will be initiated or regarding the number of shares of Class A common stock that will be purchased under the program.

Fiscal 2019 Outlook and Guidance

Based on results for the nine months ended March 31, 2019, management’s current expectations for the remainder of the fiscal year, and the realization of previously disclosed underlying assumptions, the company expects full-year financial results within the previously disclosed guidance ranges. Specifically, Supply Chain Services segment revenue is expected to be near the midpoint of the range, Performance Services segment revenue is expected near the higher end of the range, non-GAAP adjusted EBITDA is expected near the lower end of the range, and non-GAAP adjusted fully distributed earnings per share is expected near the midpoint.

Fiscal 2019 Financial Guidance *

Premier, Inc. fiscal 2019 financial guidance under ASC 606:

(in millions, except per share data)	ASC 606	Expected Performance within the Range
Net Revenue:
Supply Chain Services segment	$1,305.0 - $1,357.0	Near midpoint
Performance Services segment	$350.0 - $364.0	Higher end

Total Net Revenue	$1,655.0 - $1,721.0	Near mipoint
Non-GAAP adjusted EBITDA	$550.0 - $572.0	Lower end
Non-GAAP adjusted fully distributed EPS	$2.55 - $2.67	Near midpoint

*

The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted fully distributed earnings per share without unreasonable effort. This is due to two primary reasons:

•

Reasonable guidance cannot be provided for reconciling the adjustment of redeemable limited partners’ capital to redemption amount – historically the largest adjustment in the reconciliation from non-GAAP to GAAP amounts – due to the fact that the increase or decrease in this item is based on the change in the number of Class B common units outstanding and change in stock price between quarters, which the company cannot predict, control or reasonably estimate.

•

Reasonable guidance cannot be provided for earnings per share attributable to stockholders because the ongoing quarterly member-owner exchange of Class B common units and corresponding Class B common stock into shares of Class A common stock impacts the number of shares of Class A common stock outstanding each quarter, which the company cannot predict, control or reasonably estimate. Member owners have the right, but not the obligation, to exchange class B common units on a quarterly basis, and the company has the discretion to settle any exchanged units for Class A common stock, cash, or a combination thereof, neither of which can be predicted, controlled or reasonably estimated at this time.

Premier, Inc. FY’19 Q3 Results

Conference Call

Premier management will host a conference call and live audio webcast on Tuesday, May 7, 2019, at 8:00 a.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wanting to participate by phone may do so by dialing 844.296.7719 and providing the operator with conference ID number: 1907218. International callers should dial 574.990.1041 and provide the same passcode. The company encourages callers to dial in at least five minutes before the start of the call to register. The archived webcast will be accessible on Premier’s investor relations page.

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,000 U.S. hospitals and health systems and approximately 165,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results.

In addition, adjusted fully distributed net income and adjusted fully distributed earnings per share eliminate the variability of non-controlling interest as a result of member owner exchanges of Class B common units and corresponding Class B common stock into shares of Class A common stock and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to Premier (i) excluding income tax expense, (ii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iii) excluding the effect of non-recurring and non-cash items, (iv) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (v) reflecting an adjustment for income tax expense on non-GAAP fully distributed net income before income taxes at the company’s estimated effective income tax rate. We define adjusted fully distributed earnings per share as adjusted fully distributed net income divided by diluted weighted average shares. These measures assist our board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash and non-recurring items, and eliminate the variability of non-controlling interest that results from member owner exchanges of Class B common units into shares of Class A common stock.

Premier, Inc. FY’19 Q3 Results

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income (or loss) of unconsolidated affiliates. For all Non-GAAP financial measures, we consider non-recurring items to be income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include certain strategic and financial restructuring expenses. Non-operating items include gains or losses on the disposal of assets and interest and investment income or expense.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as net cash provided by operating activities less distributions and tax receivable agreement payments to limited partners and purchases of property and equipment. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-K for the year ended June 30, 2018.

Premier, Inc. FY’19 Q3 Results

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to the current market environment, expected financial performance, non-GAAP free cash flow generation, the impact of the new revenue recognition standards, share repurchases, if any, under our current and future stock repurchase program, the success of our incremental investments in growth opportunities, the financial and strategic impact of our decision to exit the specialty pharmacy business and the statements related to fiscal 2019 outlook and guidance and the assumptions underlying such guidance, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2018 as well as the Form 10-Q for the quarter ended March 31, 2019, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Contacts

Investor contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.879.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

(Tables Follow)

Premier, Inc. FY’19 Q3 Results

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2019	2019	2019	2018	2019	2019	2019	2018
	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Net revenue:
Net administrative fees	$164,534	$(891)	$165,425	$161,612	$492,229	$10,232	$481,997	$471,946
Other services and support	95,937	2,250	93,687	97,492	282,656	15,907	266,749	274,357

Services	260,471	1,359	259,112	259,104	774,885	26,139	748,746	746,303
Products	162,404	(11,186)	173,590	166,234	471,393	(35,062)	506,455	480,997

Net revenue	422,875	(9,827)	432,702	425,338	1,246,278	(8,923)	1,255,201	1,227,300
Cost of revenue:
Services	46,545	(1,296)	47,841	47,037	133,106	(5,842)	138,948	141,228
Products	157,438	(10,440)	167,878	156,511	458,593	(32,738)	491,331	454,222

Cost of revenue	203,983	(11,736)	215,719	203,548	591,699	(38,580)	630,279	595,450

Gross profit	218,892	1,909	216,983	221,790	654,579	29,657	624,922	631,850
Other operating income:
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	177,174

Other operating income	—	—	—	—	—	—	—	177,174

Operating expenses:
Selling, general and administrative	118,503	(1,032)	119,535	109,007	334,485	(3,413)	337,898	331,948
Research and development	296	—	296	292	928	—	928	1,105
Amortization of purchased intangible assets	14,233	—	14,233	13,881	41,770	—	41,770	41,597

Operating expenses	133,032	(1,032)	134,064	123,180	377,183	(3,413)	380,596	374,650

Operating income	85,860	2,941	82,919	98,610	277,396	33,070	244,326	434,374

Equity in net income (loss) of unconsolidated affiliates	553	—	553	(4,939)	4,687	—	4,687	570
Interest and investment loss, net	(1,081)	—	(1,081)	(1,236)	(2,628)	—	(2,628)	(4,239)
Loss on disposal of long-lived assets	(303)	—	(303)	(5)	(303)	—	(303)	(1,725)
Other (expense) income	(135)	—	(135)	(2,593)	5,123	—	5,123	(14,486)

Other (expense) income, net	(966)	—	(966)	(8,773)	6,879	—	6,879	(19,880)

Income before income taxes	84,894	2,941	81,953	89,837	284,275	33,070	251,205	414,494
Income tax expense	11,092	(1,239)	12,331	13,288	23,689	2,678	21,011	257,560

Net income	73,802	4,180	69,622	76,549	260,586	30,392	230,194	156,934
Net income attributable to non-controlling interest in Premier LP	(43,388)	(2,728)	(40,660)	(53,047)	(161,132)	(19,314)	(141,818)	(154,142)
Adjustment of redeemable limited partners’ capital to redemption amount	235,394	1,681	233,713	(127,039)	178,910	14,301	164,609	511,301

Net income (loss) attributable to stockholders	$265,808	$3,133	$262,675	$(103,537)	$278,364	$25,379	$252,985	$514,093

Calculation of GAAP Earnings (Loss) per Share

Numerator for basic earnings (loss) per share:
Net income (loss) attributable to stockholders	$265,808	$3,133	$262,675	$(103,537)	$278,364	$25,379	$252,985	$514,093

Numerator for diluted earnings (loss) per share:
Net income (loss) attributable to stockholders	$265,808	$3,133	$262,675	$(103,537)	$278,364	$25,379	$252,985	$514,093
Adjustment of redeemable limited partners’ capital to redemption amount	(235,394)	(1,681)	(233,713)	—	(178,910)	(14,301)	(164,609)	(511,301)
Net income attributable to non-controlling interest in Premier LP	43,388	2,728	40,660	—	161,132	19,314	141,818	154,142

Net income (loss)	73,802	4,180	69,622	(103,537)	260,586	30,392	230,194	156,934
Tax effect on Premier, Inc. net income	(11,762)	516	(12,278)	—	(38,503)	(2,375)	(36,128)	(47,951)

Adjusted net income (loss)	$62,040	$4,696	$57,344	$(103,537)	$222,083	$28,017	$194,066	$108,983

Denominator for basic earnings (loss) per share:
Weighted average shares	62,020	62,020	62,020	53,529	58,346	58,346	58,346	53,885

Denominator for diluted earnings (loss) per share:
Weighted average shares	62,020	62,020	62,020	53,529	58,346	58,346	58,346	53,885
Effect of dilutive stock based awards	730	730	730	—	934	934	934	551
Class B shares outstanding	66,322	66,322	66,322	—	72,969	72,969	72,969	83,818

Weighted average shares and assumed conversions	129,072	129,072	129,072	53,529	132,249	132,249	132,249	138,254

Basic earnings (loss) per share	$4.29	$0.05	$4.24	($1.93)	$4.77	$0.43	$4.34	$9.54

Diluted earnings (loss) per share (1)	$0.48	$0.04	$0.44	($1.93)	$1.68	$0.21	$1.47	$0.79

(1)

The company has corrected prior period information within the current period financial statements related to a specific component used in calculating the tax effect on Premier Inc. net income for purposes of diluted earnings (loss) per share. Diluted earnings (loss) per share for the nine months ended March 31, 2018 was previously stated at ($0.84) per share and has been corrected to $0.79 per share. The company believes the correction is immaterial and the amount had no impact on the company’s overall financial condition, results of operations or cash flows.

Premier, Inc. FY’19 Q3 Results

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2019	March 31, 2019	March 31, 2019	June 30, 2018
	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Assets
Cash and cash equivalents	$137,512	$—	$137,512	$152,386
Accounts receivable (net of $3,716 and $1,841 allowance for doubtful accounts, respectively)	206,595	(7,407)	214,002	185,874
Contract assets	197,016	197,016	—	—
Inventory	64,775	—	64,775	66,139
Prepaid expenses and other current assets	28,593	(4,873)	33,466	23,325
Due from related parties	466	—	466	894

Total current assets	634,957	184,736	450,221	428,618
Property and equipment (net of $347,301 and $297,591 accumulated depreciation, respectively)	212,306	—	212,306	206,693
Intangible assets (net of $195,404 and $153,635 accumulated amortization, respectively)	303,966	—	303,966	322,115
Goodwill	943,970	—	943,970	906,545
Deferred income tax assets	413,511	(6,152)	419,663	305,624
Deferred compensation plan assets	43,696	—	43,696	44,577
Investments in unconsolidated affiliates	98,642	—	98,642	94,053
Other assets	33,125	15,173	17,952	3,991

Total assets	$2,684,173	$193,757	$2,490,416	$2,312,216

Liabilities, redeemable limited partners' capital and stockholders’ deficit
Accounts payable	$68,708	$—	$68,708	$60,130
Accrued expenses	108,042	—	108,042	64,257
Revenue share obligations	132,602	50,342	82,260	78,999
Limited partners' distribution payable	13,145	5,013	8,132	15,465
Accrued compensation and benefits	54,771	—	54,771	64,112
Deferred revenue	34,154	(11,279)	45,433	39,785
Current portion of tax receivable agreements	17,505	—	17,505	17,925
Current portion of long-term debt	152,046	—	152,046	100,250
Other liabilities	7,009	—	7,009	7,959

Total current liabilities	587,982	44,076	543,906	448,882
Long-term debt, less current portion	6,188	—	6,188	6,962
Tax receivable agreements, less current portion	323,863	—	323,863	237,176
Deferred compensation plan obligations	43,696	—	43,696	44,577
Deferred tax liabilities	20,479	2,357	18,122	17,569
Other liabilities	63,681	—	63,681	63,704

Total liabilities	1,045,889	46,433	999,456	818,870

Redeemable limited partners’ capital	2,239,998	—	2,239,998	2,920,410
Stockholders’ deficit:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 64,245,753 shares issued and 61,391,417 shares outstanding at March 31, 2019 and 57,530,733 shares issued and 52,761,177 shares outstanding at June 30, 2018	642	—	642	575
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 64,983,232 and 80,335,701 shares issued and outstanding at December 31, 2018 and June 30, 2018, respectively	—	—	—	—
Treasury stock, at cost; 2,854,336 and 4,769,556 shares, respectively	(102,910)	—	(102,910)	(150,058)
Additional paid-in-capital	—	—	—	—
Accumulated deficit	(499,446)	147,324	(646,770)	(1,277,581)

Total stockholders’ deficit	(601,714)	147,324	(749,038)	(1,427,064)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$2,684,173	$193,757	$2,490,416	$2,312,216

Premier, Inc. FY’19 Q3 Results

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended March 31,
	2019	2019	2019	2018
	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Operating activities
Net income	$260,586	$30,392	$230,194	$156,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,952	—	105,952	93,998
Equity in net income of unconsolidated affiliates	(4,687)	—	(4,687)	(570)
Deferred income taxes	7,747	(2,196)	9,943	243,550
Stock-based compensation	20,692	—	20,692	24,930
Remeasurement of tax receivable agreement liabilities	—	—	—	(177,174)
Loss on disposal of long-lived assets	303	—	303	1,725
(Gain) loss on FFF put and call rights	(3,458)	—	(3,458)	18,674
Changes in operating assets and liabilities:
Accounts receivable, contract assets, prepaid expenses and other current assets	(56,886)	(21,196)	(35,690)	(3,558)
Other assets	(1,646)	218	(1,864)	378
Inventories	1,364	—	1,364	(6,804)
Accounts payable, accrued expenses, deferred revenue and other current liabilities	37,873	(7,218)	45,091	9,690
Long-term liabilities	(2,223)	—	(2,223)	1,336
Other operating activities	2,519	—	2,519	6,625

Net cash provided by operating activities	368,136	—	368,136	369,734

Investing activities
Purchases of property and equipment	(70,117)	—	(70,117)	(65,260)
Acquisition of Stanson Health, Inc., net of cash acquired	(50,854)	—	(50,854)	—
Investment in convertible notes	(11,500)	—	(11,500)	—
Other investing activities	86	—	86	—

Net cash used in investing activities	(132,385)	—	(132,385)	(65,260)

Financing activities
Payments made on notes payable	—	—	—	(7,997)
Redemption of limited partner of Premier LP	256	—	256	—
Proceeds from credit facility	50,000	—	50,000	30,000
Payments on credit facility	—	—	—	(50,000)
Proceeds from exercise of stock options under equity incentive plan	17,314	—	17,314	3,615
Proceeds from issuance of Class A common stock under stock purchase plan	1,488	—	1,488	1,388
Repurchase of vested restricted units for employee tax-withholding	(8,122)	—	(8,122)	(5,916)
Distributions to limited partners of Premier LP	(44,746)	—	(44,746)	(66,098)
Payments to limited partners of Premier LP related to tax receivable agreements	(17,975)	—	(17,975)	—
Repurchase of Class A common stock (held as treasury stock)	(248,840)	—	(248,840)	(200,129)
Earn-out liability payment to GNYHA Holdings	—	—	—	(16,662)

Net cash used in financing activities	(250,625)	—	(250,625)	(311,799)

Net decrease in cash and cash equivalents	(14,874)	—	(14,874)	(7,325)
Cash and cash equivalents at beginning of year	152,386	—	152,386	156,735

Cash and cash equivalents at end of period	$137,512	$—	$137,512	$149,410

Premier, Inc. FY’19 Q3 Results

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$155,827	$163,219	$368,136	$369,734
Purchases of property and equipment	(22,828)	(26,638)	(70,117)	(65,260)
Distributions to limited partners of Premier LP	(14,288)	(20,395)	(44,746)	(66,098)
Payments to limited partners under tax receivable agreements (1)	—	—	(17,975)	—

Non-GAAP Free Cash Flow	$118,711	$116,186	$235,298	$238,376

(1)

The timing of the annual tax receivable agreement payments has shifted to July from June due to the change in the company’s federal tax filing deadline. As a result, Premier did not make a tax receivable agreement payment in fiscal 2018, but made the payment in July and will make future annual payments in July.

Premier, Inc. FY’19 Q3 Results

Supplemental Financial Information

Reconciliation of Net Income to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2019	2019	2019	2018	2019	2019	2019	2018
	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Net income	$73,802	$4,180	$69,622	$76,549	$260,586	$30,392	$230,194	$156,934
Interest and investment loss, net	1,081	—	1,081	1,236	2,628	—	2,628	4,239
Income tax expense	11,092	(1,239)	12,331	13,288	23,689	2,678	21,011	257,560
Depreciation and amortization	21,992	—	21,992	18,584	64,182	—	64,182	52,401
Amortization of purchased intangible assets	14,233	—	14,233	13,881	41,770	—	41,770	41,597

EBITDA	122,200	2,941	119,259	123,538	392,855	33,070	359,785	512,731
Stock-based compensation	6,851	—	6,851	7,333	20,988	—	20,988	25,241
Acquisition related expenses	3,252	—	3,252	1,540	5,015	—	5,015	6,312
Strategic and financial restructuring expenses	—	—	—	1,648	—	—	—	1,652
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	(177,174)
ERP implementation expenses	225	—	225	40	612	—	612	531
Loss on disposal of long-lived assets	303	—	303	5	303	—	303	1,725
Loss (gain) on FFF put and call rights	4,109	—	4,109	3,067	(3,458)	—	(3,458)	18,674
Impairment on investments	—	—	—	5,002	—	—	—	5,002
Other expense	638	—	638	66	1,882	—	1,882	257

Adjusted EBITDA	$137,578	$2,941	$134,637	$142,239	$418,197	$33,070	$385,127	$394,951

Income before income taxes	$84,894	$2,941	$81,953	$89,837	$284,275	$33,070	$251,205	$414,494
Equity in net (income) loss of unconsolidated affiliates	(553)	—	(553)	4,939	(4,687)	—	(4,687)	(570)
Interest and investment loss, net	1,081	—	1,081	1,236	2,628	—	2,628	4,239
Loss on disposal of long-lived assets	303	—	303	5	303	—	303	1,725
Other expense (income)	135	—	135	2,593	(5,123)	—	(5,123)	14,486

Operating income	85,860	2,941	82,919	98,610	277,396	33,070	244,326	434,374
Depreciation and amortization	21,992	—	21,992	18,584	64,182	—	64,182	52,401
Amortization of purchased intangible assets	14,233	—	14,233	13,881	41,770	—	41,770	41,597
Stock-based compensation	6,851	—	6,851	7,333	20,988	—	20,988	25,241
Acquisition related expenses	3,252	—	3,252	1,540	5,015	—	5,015	6,312
Strategic and financial restructuring expenses	—	—	—	1,648	—	—	—	1,652
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	(177,174)
ERP implementation expenses	225	—	225	40	612	—	612	531
Equity in net income (loss) of unconsolidated affiliates	553	—	553	(4,939)	4,687	—	4,687	570
Impairment on investments	—	—	—	5,002	—	—	—	5,002
Deferred compensation plan income (expense)	3,974	—	3,974	(112)	1,076	—	1,076	3,004
Other expense, net	638	—	638	652	2,471	—	2,471	1,441

Adjusted EBITDA	$137,578	$2,941	$134,637	$142,239	$418,197	$33,070	$385,127	$394,951

Segment Adjusted EBITDA:
Supply Chain Services	$133,667	$(852)	$134,519	$135,265	$403,149	$11,518	$391,631	$392,930
Performance Services	33,235	3,793	29,442	36,715	100,910	21,552	79,358	85,865
Corporate	(29,324)	—	(29,324)	(29,741)	(85,862)	—	(85,862)	(83,844)

Adjusted EBITDA	$137,578	$2,941	$134,637	$142,239	$418,197	$33,070	$385,127	$394,951

Net income (loss) attributable to stockholders	$265,808	$3,133	$262,675	$(103,537)	$278,364	$25,379	$252,985	$514,093
Adjustment of redeemable limited partners' capital to redemption amount	(235,394)	(1,681)	(233,713)	127,039	(178,910)	(14,301)	(164,609)	(511,301)
Net income attributable to non-controlling interest in Premier LP	43,388	2,728	40,660	53,047	161,132	19,314	141,818	154,142
Income tax expense	11,092	(1,239)	12,331	13,288	23,689	2,678	21,011	257,560
Amortization of purchased intangible assets	14,233	—	14,233	13,881	41,770	—	41,770	41,597
Stock-based compensation	6,851	—	6,851	7,333	20,988	—	20,988	25,241
Acquisition related expenses	3,252	—	3,252	1,540	5,015	—	5,015	6,312
Strategic and financial restructuring expenses	—	—	—	1,648	—	—	—	1,652
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	(177,174)
ERP implementation expenses	225	—	225	40	612	—	612	531
Loss on disposal of long-lived assets	303	—	303	5	303	—	303	1,725
Loss (gain) on FFF put and call rights	4,109	—	4,109	3,067	(3,458)	—	(3,458)	18,674
Impairment on investments	—	—	—	5,002	—	—	—	5,002
Other expense	638	—	638	66	1,882	—	1,882	257

Non-GAAP adjusted fully distributed income before income taxes	114,505	2,941	111,564	122,419	351,387	33,070	318,317	338,311
Income tax expense on fully distributed income before income taxes	29,771	764	29,007	31,829	91,361	8,599	82,762	116,027

Non-GAAP Adjusted Fully Distributed Net Income	$84,734	$2,177	$82,557	$90,590	$260,026	$24,471	$235,555	$222,284

Premier, Inc. FY’19 Q3 Results

Supplemental Financial Information

Reconciliation of GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2019	2019	2019	2018	2019	2019	2019	2018
	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Net income (loss) attributable to stockholders	$265,808	$3,133	$262,675	$(103,537)	$278,364	$25,379	$252,985	$514,093
Adjustment of redeemable limited partners' capital to redemption amount	(235,394)	(1,681)	(233,713)	127,039	(178,910)	(14,301)	(164,609)	(511,301)
Net income attributable to non-controlling interest in Premier LP	43,388	2,728	40,660	53,047	161,132	19,314	141,818	154,142
Income tax expense	11,092	(1,239)	12,331	13,288	23,689	2,678	21,011	257,560
Amortization of purchased intangible assets	14,233	—	14,233	13,881	41,770	—	41,770	41,597
Stock-based compensation	6,851	—	6,851	7,333	20,988	—	20,988	25,241
Acquisition related expenses	3,252	—	3,252	1,540	5,015	—	5,015	6,312
Strategic and financial restructuring expenses	—	—	—	1,648	—	—	—	1,652
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	(177,174)
ERP implementation expenses	225	—	225	40	612	—	612	531
Loss on disposal of long-lived assets	303	—	303	5	303	—	303	1,725
Loss (gain) on FFF put and call rights	4,109	—	4,109	3,067	(3,458)	—	(3,458)	18,674
Impairment on investments	—	—		5,002	—	—		5,002
Other expense	638	—	638	66	1,882	—	1,882	257

Non-GAAP adjusted fully distributed income before income taxes	114,505	2,941	111,564	122,419	351,387	33,070	318,317	338,311
Income tax expense on fully distributed income before income taxes	29,771	764	29,007	31,829	91,361	8,599	82,762	116,027

Non-GAAP Adjusted Fully Distributed Net Income	$84,734	$2,177	$82,557	$90,590	$260,026	$24,471	$235,555	$222,284

Weighted Average:
Common shares used for basic and diluted earnings (loss) per share	62,020	62,020	62,020	53,529	58,346	58,346	58,346	53,885
Potentially dilutive shares	730	730	730	547	934	934	934	551
Conversion of Class B common units	66,322	66,322	66,322	81,394	72,969	72,969	72,969	83,818

Weighted average fully distributed shares outstanding - diluted	129,072	129,072	129,072	135,470	132,249	132,249	132,249	138,254

GAAP earnings (loss) per share	$4.29	$0.05	$4.24	$(1.93)	$4.77	$0.43	$4.34	$9.54
Adjustment of redeemable limited partners' capital to redemption amount	(3.80)	(0.03)	(3.77)	2.37	(3.07)	(0.25)	(2.82)	(9.49)
Net income attributable to non-controlling interest in Premier LP	0.70	0.04	0.66	0.99	2.76	0.33	2.43	2.86
Income tax expense	0.18	(0.02)	0.20	0.25	0.41	0.05	0.36	4.78
Amortization of purchased intangible assets	0.23	—	0.23	0.26	0.72	—	0.72	0.77
Stock-based compensation	0.11	—	0.11	0.14	0.36	—	0.36	0.47
Acquisition related expenses	0.05	—	0.05	0.03	0.09	—	0.09	0.12
Strategic and financial restructuring expenses	—	—	—	0.03	—	—	—	0.03
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	(3.29)
ERP implementation expenses	—	—	—	—	0.01	—	0.01	0.01
Loss on disposal of long-lived assets	—	—	—	—	0.01	—	0.01	0.03
Loss (gain) on FFF put and call rights	0.07	—	0.07	0.06	(0.06)	—	(0.06)	0.35
Impairment on investments	—	—	—	0.09	—	—	—	0.09
Other expense	0.01	—	0.01	—	0.03	—	0.03	—
Impact of corporation taxes	(0.48)	(0.01)	(0.47)	(0.60)	(1.57)	(0.15)	(1.42)	(2.14)
Impact of dilutive shares	(0.70)	(0.01)	(0.69)	(1.02)	(2.49)	(0.22)	(2.27)	(2.52)

Non-GAAP EPS on Adjusted Fully Distributed Net Income	$0.66	$0.02	$0.64	$0.67	$1.97	$0.19	$1.78	$1.61

Premier, Inc. FY’19 Q3 Results

Consolidated Third-Quarter and Full Year Financial Highlights

	Three Months Ended March 31,				Nine Months Ended March 31,
	2019	2019	2019	2018	2019	2019	2019	2018
(in thousands, except per share data)	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$164,534	$(891)	$165,425	$161,612	$492,229	$10,232	$481,997	$471,946
Other services and support	3,310	(737)	4,047	2,899	9,442	(2,867)	12,309	8,470

Services	167,844	(1,628)	169,472	164,511	501,671	7,365	494,306	480,416
Products	162,404	(11,186)	173,590	166,234	471,393	(35,062)	506,455	480,997

Total Supply Chain Services (a)	330,248	(12,814)	343,062	330,745	973,064	(27,697)	1,000,761	961,413
Performance Services (a)	92,627	2,987	89,640	94,593	273,214	18,774	254,440	265,887

Total (a)	$422,875	$(9,827)	$432,702	$425,338	$1,246,278	$(8,923)	$1,255,201	$1,227,300

Net income	$73,802	$4,180	$69,622	$76,549	$260,586	$30,392	$230,194	$156,934
Net income (loss) attributable to stockholders	$265,808	$3,133	$262,675	$(103,537)	$278,364	$25,379	$252,985	$514,093
Adjusted net income (loss) (b)	$62,040	$4,696	$57,344	$(103,537)	$222,083	$28,017	$194,066	$108,983
Weighted average shares outstanding:
Basic	62,020	62,020	62,020	53,529	58,346	58,346	58,346	53,885
Diluted	129,072	129,072	129,072	53,529	132,249	132,249	132,249	138,254
Earnings (loss) per share attributable to stockholders:
Basic	$4.29	$0.05	$4.24	($1.93)	$4.77	$0.43	$4.34	$9.54
Diluted (b)	$0.48	$0.04	$0.44	($1.93)	$1.68	$0.21	$1.47	$0.79

NON-GAAP FINANCIAL MEASURES:

Adjusted EBITDA (a) (c):
Supply Chain Services	$133,667	$(852)	$134,519	$135,265	$403,149	$11,518	$391,631	$392,930
Performance Services	33,235	3,793	29,442	36,715	100,910	21,552	79,358	85,865

Total segment adjusted EBITDA	166,902	2,941	163,961	171,980	504,059	33,070	470,989	478,795
Corporate	(29,324)	—	(29,324)	(29,741)	(85,862)	—	(85,862)	(83,844)

Total (a)	$137,578	$2,941	$134,637	$142,239	$418,197	$33,070	$385,127	$394,951

Adjusted fully distributed net income (c)	$84,734	$2,177	$82,557	$90,590	$260,026	$24,471	$235,555	$222,284

Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.66	$0.02	$0.64	$0.67	$1.97	$0.19	$1.78	$1.61

(a)	Bolded measures correspond to company guidance.
(b)

Earnings per share attributable to stockholders excludes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be dilutive. Likewise, earnings per share attributable to stockholders includes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be antidilutive. The company has corrected prior period information within the current period financial statements related to a specific component used in calculating the tax effect on Premier Inc. net income for purposes of diluted earnings (loss) per share. Diluted earnings (loss) per share for the nine months ended March 31, 2018 was previously stated at ($0.84) per share and has been corrected to $0.79 per share. The company believes the correction is immaterial and the amount had no impact on the company’s overall financial condition, results of operations or cash flows.

(c)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

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